UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2006

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction	Identification Number)
of incorporation)

The Riviana Building, 2777 Allen Parkway, Suite 860, Houston, Texas 77019

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02           NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT
REPORT OR COMPLETED INTERIM REVIEW

On November 14, 2006, management, in consultation with the Audit Committee of its Board of Directors, determined that the previously issued financial statements for the second and third fiscal quarters contained in the Company’s Quarterly Reports on Form 10-QSB for the quarters ended April 30, 2006 and July 31, 2006, respectively, should not be relied upon and that the Company would restate such financial statements by filing amendments to such quarterly reports.  The Company expects to file such amendments very shortly.  The Company and the Audit Committee discussed this matter with the Company’s independent registered public accounting firm, Malone & Bailey, P.C.

In the original quarterly reports, management had determined that employee stock option awards that were approved by the Compensation Committee on April 24, 2006 and April 28, 2006 should have a grant date of May 1, 2006, with the associated compensation expense recognized under SFAS 123(R), “Share-Based Payment,” in the third quarter, because such awards were made in conjunction with employment agreements that were not finally negotiated and entered into until May 1, 2006.  The Company has determined that a more appropriate interpretation of SFAS 123(R) would have been to recognize such compensation cost over the requisite service period beginning on the date such awards were approved by the Compensation Committee because at that date the Company and the employees reached a mutual understanding of the key terms and conditions of the share-based compensation arrangement even though other terms of the related employment agreements were still being negotiated.  In addition, management had incorrectly determined that stock option compensation expense associated with two stock option awards with performance vesting conditions would be recognized when such performance conditions were satisfied, instead of over the implied requisite service period based on the initial best estimate of when such conditions would be satisfied.  Such implied requisite service period includes the second and third fiscal quarters and a portion of such stock option compensation expense should have been recognized during such quarters.  Finally, management had incorrectly continued to recognize the stock option compensation expense associated with one stock option award over the award’s stated vesting period when a modification to such award during the third quarter rendered the award’s explicit service condition nonsubstantive.  The cumulative effect of the (non-cash) changes set forth in the restatements of our statement of operations for the period from inception (December 1, 2005) until July 31, 2006 was an increase in our net loss attributable to common shareholders of $2,321,903.  Our basic loss attributable to common shareholders per share for such period increased $0.03 on a per share basis.  The cumulative effect on our balance sheet as of July 31, 2006 was an increase in additional paid-in-capital of $2,321,903.

In connection with the restatement, under the direction of our principal executive officer and principal financial officer, the Company reevaluated its disclosure controls and procedures and identified a material weakness in its internal control over financial reporting with respect to the accounting for share-based compensation expense under SFAS 123(R).  As a result of this material weakness, the Company concluded that its disclosure controls and procedures were not effective as of April 30, 2006 and July 31, 2006.  The Company has taken corrective actions specified in its amendments to its quarterly reports on Form 10-QSB and has identified additional remedial actions to enhance the process used to prepare and review the calculation of share-based compensation expense under the provisions of SFAS 123(R) and to strengthen its internal process for accounting for unusual or complex accounting matters.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.
By:	/s/ Leon van Kraayenburg
Leon van Kraayenburg
Vice President of Finance
(Principal Financial Officer)

Date:  November 17, 2006